EXHIBIT 99.2



                                                August 2, 2000



Mr. Gabriel Battista
Chief Executive Officer
Talk.com, Inc.
12020 Sunrise Valley Drive
Reston, VA  22091


     RE: INVESTMENT AGREEMENT BETWEEN TALK.COM, INC. AND AMERICA ONLINE, INC. DATED AS OF DECEMBER 31, 1998, AS AMENDED ON FEBRUARY 22, 1999 AND AS FURTHER AMENDED ON AUGUST 2, 2000 (THE "INVESTMENT AGREEMENT")

Dear Mr. Battista:

     This letter confirms that America Online does not intend to exercise its right to receive a Make Whole Amount (as defined in the Investment Agreement) pursuant to Section 5.1(b) of the Investment Agreement before December 31, 2000.


                                   Sincerely,



                                   Jay Rappaport
                                   Senior Vice President - Business Affairs



cc:      Paul T. Cappuccio
         Lennert J. Leader
         Robert W. Pittman